Alliance Premier Growth Fund, Inc.			Exhibit 77C
811-06730


77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Premier Growth Fund, Inc. (the "Fund") was held on December 12, 2000, and adjourned until January 4, 2001 (each a "Meeting" and collectively the "Meetings"). At the December 12,
2000 Meeting, with respect to the first two items business, the election of Directors and the ratification of independent auditors, the required number of outstanding shares were voted in favor of the proposals, and the proposals were approved. At the January 4, 2000 Meeting, the required number of outstanding shares voted in favor of the remaining proposals, and the proposals were approved. A description of each proposal and number of shares voted at the Meetings are as follows:


Shares Voted
For


Withheld
Authority

To elect eight Directors of
the Fund, each such
Director to hold office
until his or her successor
is duly elected and
qualified.

Ruth Block

John D. Carifa

David H. Dievler

John H. Dobkin

William H. Foulk, Jr.

Dr. James M. Hester

Clifford L. Michel

Donald J. Robinson









319,583,074

319,840,115

319,562,616

319,787,293

319,574,616

319,356,716

319,768,961

319,723,288









8,128,563

7,871,522

8,149,020

7,924,344

8,137,021

8,354,921

7,942,676

7,988,349


Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker Non-
Votes

To ratify the selection of
PricewaterhouseCoopers LLP
as independent auditors of
the Fund for fiscal year
ending July 31, 2000

316,718,805

3,238,960

7,753,872



To approve an amendment of
the Fund's fundamental
policy to permit the Fund
to engage in securities
lending to the extent
permitted by the Investment
Company Act of 1940, as
amended (the "1940" Act).


229,341,278

11,501,082

11,487,547

75,381,729
Approval of a proposal to
amend a fundamental policy
relating to portfolio
diversification to per mit
the Fund to fully use the
investment latitude for
diversified funds
established by the 1940
Act.

231,874,679
8,964,197
11,491,031
75,381,729
Approval of a proposal to
amend a fundamental policy
relating to investments in
non-U.S. companies.

230,196,955
10,868,033
11,264,919
75,381,729
Approval of a proposal to
reclassify the fundamental
policy regarding
investments in illiquid
securities as non-
fundamental and to revise
the policy.

226,647,638
12,192,754
13,489,515
75,381,729
Mflegal/bullock/apgf/nsarjuly2001